CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement No. 333-104315 of Emergent Group, Inc. on Form S-8 of our report, dated March 2, 2004, except for Note 15 as to which the date is March 31, 2004, appearing in the Annual Report on Form 10-KSB of Emergent Group, Inc. for the year ended December 31, 2003.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 31, 2005